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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Summit Financial Services Group, Inc., on Amendment No. 2 to Form S-4 (Registration No. 333-108818) for the registration of 28,189,583 shares of its common stock and to the incorporation by reference therein, and in the related prospectus, of our report dated February 17, 2003, with respect to the consolidated financial statements of Summit Brokerage Services, Inc. and Subsidiaries included in its Annual Report on Form 10-KSB/A for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ MOORE STEPHENS LOVELACE, P.A.

CERTIFIED PUBLIC ACCOUNTANTS

Orlando, Florida


February 5, 2004